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                                                                       Exhibit A

            AGREEMENT REGARDING THE JOINT FILING OF AMENDMENT NO. 4 SCHEDULE 13D

The undersigned hereby agree as follows:

      (1)   Each of them is individually eligible to use Amendment No. 4 to
            Schedule 13D to which this Exhibit is attached, and such Amendment No. 4 to Schedule 13D is filed on behalf of each of them; and

      (2) Each of them is responsible for the timely filing of such Amendment No. 4 to Schedule 13D and any amendments thereto, and for the completeness and accuracy of such information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making this filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated: August 18, 2005

                       BERKSHIRE FUND V, LIMITED PARTNERSHIP
                       By: Fifth Berkshire Associates LLC, its General Partner

                       BERKSHIRE FUND VI, LIMITED PARTNERSHIP
                       By: Sixth Berkshire Associates LLC, its General Partner

                       BERKSHIRE INVESTORS LLC

                       BERKSHIRE PARTNERS LLC

                       By: /s/Robert J. Small
                           -----------------------------------
                           Name:  Robert J. Small
                           Title: Managing Director

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                       GREENBRIAR EQUITY FUND, L.P.
                       By: Greenbriar Equity Capital, L.P., its general partner
                       By: Greenbriar Holdings LLC, its general partner

                       GREENBRIAR CO-INVESTMENT PARTNERS, L.P.
                       By: Greenbriar Holdings LLC, its general partner

                       GREENBRIAR EQUITY GROUP LLC

                       By: /s/ Joel S. Beckman
                           -----------------------------------
                           Name:  Joel S. Beckman
                           Title: Managing Member